SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2006
WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS
Item 8.01 Other Events
     On March 7, 2006, Washington Mutual Preferred Funding (Cayman) I Ltd., a Cayman Islands exempted company (“WaMu Cayman”), closed the sale of (a) $302,300,000 of WaMu Cayman’s 7.25% Perpetual Non-cumulative Preferred Securities, Series A-1, liquidation preference $100,000 per security (the “Series A-1 WaMu Cayman Preferred Securities”), and (b) $447,700,000 of WaMu Cayman’s 7.25% Perpetual Non-cumulative Preferred Securities, Series A-2, liquidation preference $10,000 per security (the “Series A-2 WaMu Cayman Preferred Securities”, and, together with the Series A-1 WaMu Cayman Preferred Securities, the “WaMu Cayman Preferred Securities”). The terms of the WaMu Cayman Preferred Securities are identical except for their per security liquidation preference.
     In addition, on March 7, 2006, Washington Mutual Preferred Funding Trust I, a Delaware statutory trust (“WaMu Delaware”), closed the sale of $1,250,000,000 of its Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities, liquidation preference $100,000 per security (the “Trust Securities”).
     The Series A-1 WaMu Cayman Preferred Securities were offered and sold in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) only in the United States and to persons who are “qualified institutional buyers” within the meaning of Rule 144A. The Series A-2 WaMu Cayman Preferred Securities were offered and sold in reliance upon Regulation S under the Securities Act only to non-U.S. persons in transactions outside of the United States. The Trust Securities were offered and sold in reliance on Rule 144A only to persons who are “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended.
     WaMu Cayman used the proceeds of its offering to purchase from Washington Mutual Bank (“WMB”) a corresponding amount of 7.25% Perpetual Non-cumulative Preferred Securities, liquidation preference $1,000 per security (the “Fixed Rate Company Preferred Securities”), of Washington Mutual Preferred Funding LLC, a Delaware limited liability company (the “Company”). In addition, WaMu Delaware used the proceeds of its offering to purchase from WMB a corresponding amount of the Company’s Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities (the “Fixed-to-Floating Rate Company Preferred Securities”, and, together with the Fixed Rate Company Securities, the “Company Preferred Securities”).
     University Street, Inc., an indirect subsidiary of WMB, owns 100% of the Company’s common, voting securities. As a result, the Company is an indirect subsidiary of WMB and will be consolidated in accordance with generally accepted accounting principles applicable in the United States. Management of Washington Mutual, Inc. (“WMI”) has concluded that its consolidated ownership of the Company should be characterized as a minority interest on WMI’s and WMB’s respective balance sheets. For purposes of Financial Accounting Standards Board Interpretation No. 46R, WMI has concluded that neither WaMu Cayman nor WaMu Delaware should be consolidated entities on WMI’s or WMB’s respective balance sheets.

     WMB will use a portion of the proceeds it receives in connection with the offering for general corporate purposes which may include dividend payments to its ultimate parent, WMI.  In turn, WMI intends to use the proceeds of any such dividend payments to repurchase shares of its common stock and for general corporate purposes.  Such repurchases will be effected in accordance with WMI’s existing common stock repurchase program, which may include accelerated share repurchase.
     WMB has received confirmation from the Office of Thrift Supervision (the “OTS”) that the Company Preferred Securities are eligible for treatment as core capital of WMB under the OTS’ applicable regulatory capital regulations and intends to treat the Company Preferred Securities accordingly.
     If the OTS so directs following the occurrence of an Exchange Event (defined below), each WaMu Cayman Preferred Security and each Trust Security will be automatically exchanged for a like amount of depositary shares representing a 1/1000th of a share of specified classes of preferred stock (the “WMI Preferred Stock”) of WMI. “Exchange Event” means (a) WMB becoming “undercapitalized” under the OTS’ “prompt corrective action” regulations, (b) WMB being placed into conservatorship or receivership or (c) the OTS, in its sole discretion, directing such exchange in anticipation of WMB becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by WMB, and in connection therewith, directs such exchange.
     In connection with the closing of the transactions described above, on March 7, 2006, WMI entered into a Replacement Capital Covenant (the “Covenant”) whereby WMI agreed for the benefit of specified debtholders that it would not repurchase or redeem the WaMu Cayman Preferred Securities, the Trust Securities, the Company Preferred Securities or the WMI Preferred Stock (including any depositary shares representing WMI Preferred Stock) unless such repurchase or redemption is made from proceeds of certain qualifying securities issuances and on other terms and conditions described in the Covenant. A copy of the Covenant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     99.1 Replacement Capital Covenant dated March 7, 2006, by Washington Mutual, Inc. in favor of specified debtholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2006		WASHINGTON MUTUAL, INC.

	By:	/s/ Fay L. Chapman Fay L. Chapman
Senior Executive Vice President